SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential,  for  use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to rule 240.14a-11(c) or rule 240.14a-12

                             1st Source Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
       (1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
       (5) Total fee paid:

       ------------------------------------------------------------------------
[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:

       ------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:

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       (3) Filing Party:

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       (4) Date Filed:

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

                                                 [1st Source Corporation Logo]
                                                   100 North Michigan Street
                                                   Post Office Box 1602
                                                   South Bend, Indiana 46634



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

TO THE SHAREHOLDERS OF 1st SOURCE CORPORATION:

The Annual Meeting of the Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana, on April 24, 2001, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

    1.  ELECTION OF  DIRECTORS.   Election of three directors for terms expiring
        in 2004.

    2. APPROVAL OF 2001 STOCK OPTION PLAN. Adoption of a stock option plan for key employees of 1st Source and its subsidiaries providing for the award of options by the Executive Compensation Committee to purchase up to 2,000,000 shares of common stock.

    3. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 17, 2001, are entitled to vote at the meeting.

By Order of the Board of Directors

Larry E. Lentych
Assistant Secretary

South Bend, Indiana
March 7, 2001



--------------------------------------------------------------------------------
     PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY
        IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS, VOTE IN PERSON AND REVOKE A PREVIOUSLY SUBMITTED PROXY.
--------------------------------------------------------------------------------

                                                 [1st Source Corporation Logo]
                                                   100 North Michigan Street
                                                   Post Office Box 1602
                                                   South Bend, Indiana 46634



                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April 24, 2001, at 10:00 a.m. local time, at the 1st Source Center, 4th Floor Boardroom, South Bend, Indiana. Only Shareholders of record at the close of business on February 17, 2001, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 19,851,110 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 7, 2001. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and telegraph by directors, officers and regular employees of 1st Source without additional remuneration therefor.



                                  REVOCABILITY

Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to Larry E. Lentych, Assistant Secretary; 1st Source Corporation; Post Office Box 1602; South Bend, Indiana 46634, or by voting in person at the meeting.


                        PERSONS MAKING THE SOLICITATION

This solicitation is being made by the Board of Directors of 1st Source.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 17, 2001:

Name and Address                Type of Ownership      Amount       % of Class
----------------                -----------------      ------       ----------
Ernestine M. Raclin (1)            Indirect(2)        5,505,077      27.73 %
100 North Michigan Street                             =========      =======
South Bend, IN  46601

Christopher J. Murphy III            Direct             630,020       3.18 %
100 North Michigan Street
South Bend, IN  46601              Indirect(3)        1,387,936       6.99 %
                                                      ---------      -------
                                      Total           2,017,956      10.17 %
                                                      =========      =======

1st Source Bank as Trustee           Direct           1,152,604       5.81 %
for the 1st Source                                    =========      =======
Corporation Employees'
Profit Sharing Plan and Trust

(1) Mrs. Raclin is the mother-in-law of Mr. Murphy.

(2) Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trusts, of which 1st Source Bank is the trustee and has sole voting power. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.

(3) Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, nor officer of 1st Source has any special interest in any matter to be voted upon other than (i) election to the Board of Directors and (ii) officers may have an interest in Proposal Number 2, relating to the 2001 Stock Option Plan, as described more fully herein. Directors, officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1 and for Proposal Number 2.

        PROPOSAL NUMBER 1: ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2001 Annual Meeting, three (3) directors are to be reelected for terms expiring in 2004, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast.

The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.

                                                                                          Beneficial Ownership
                                                                                         of Equity Securities(1)
                                                                                         -----------------------
                                                                               Year
                                                                             in Which
                                                                            Directorship    Common       % of
Name                        Age        Principal Occupation(3)                Assumed      Stock(2)      Class
----                        ---        -----------------------                -------      --------      -----
                           NOMINEES FOR REELECTION TO THE BOARD OF DIRECTORS

Terms Expiring in April, 2004

Daniel B. Fitzpatrick        43        Chairman, President,                     1995         27,972        *
                                       Chief Executive Officer
                                       and Director, Quality
                                       Dining, Inc. (quick
                                       service and casual dining
                                       restaurant operator)

Wellington D. Jones III      56        Executive Vice President,                1998        207,939        1.05%
                                       1st Source Corporation, and
                                       President and Chief Operating
                                       Officer, 1st Source Bank;
                                       prior thereto, Executive
                                       Vice President, 1st Source
                                       Corporation and 1st Source Bank

Dane A. Miller, Ph.D.        55        President, Chief Executive               1987         17,909        *
                                       Officer and Director,
                                       Biomet, Inc. (medical
                                       products and technology)

                           DIRECTORS CONTINUING IN OFFICE

Terms Expiring in April, 2002

Lawrence E. Hiler            55        Chairman, Hiler Industries               1992          2,063        *
                                       (metal castings)

Rex Martin                   49        Chairman, President and                  1996          2,637        *
                                       Chief Executive Officer,
                                       NIBCO, Inc. (copper
                                       and plastic plumbing
                                       parts manufacturer)

                                                                                          Beneficial Ownership
                                                                                         of Equity Securities(1)
                                                                                         -----------------------
                                                                               Year
                                                                             in Which
                                                                            Directorship   Common        % of
Name                        Age        Principal Occupation(3)                Assumed      Stock(2)      Class
----                        ---        -----------------------                -------      --------      -----
                           DIRECTORS CONTINUING IN OFFICE

Christopher J. Murphy III    54        Chairman of the Board,                   1972      2,017,956       10.17%
                                       President, and Chief
                                       Executive Officer, 1st Source
                                       Corporation; Chairman of the
                                       Board and Chief Executive
                                       Officer,  1st Source Bank; prior
                                       thereto, President and Chief
                                       Executive Officer, 1st Source
                                       Corporation  and 1st Source
                                       Bank; and Director, Quality
                                       Dining, Inc.

Timothy K. Ozark             51        Chairman and Chief Executive             1999          4,095        *
                                       Officer, Aim Financial Corporation
                                       (mezzanine funding and leasing);
                                       President and Chief Executive
                                       Officer, TKO Finance Corpor-
                                       ation (lender to financial services
                                       and manufacturing companies)

Terms Expiring in April, 2003

Rev. E. William
Beauchamp, C.S.C             58        Executive Vice President                 1989            584        *
                                       Emeritus,
                                       University of Notre Dame

William P. Johnson           58        President, Flying J, LLC;                1996          1,704        *
                                       prior thereto, Chief Executive
                                       Officer, Goshen Rubber Co., Inc.
                                       (rubber and plastic parts
                                       manufacturer); Director,
                                       Coachmen Industries, Inc.

Richard J. Pfeil             68        Chairman and President,                  1971         34,918        *
                                       Koontz-Wagner Electric
                                       Company, Inc. (electrical
                                       equipment installer and
                                       supplier)

                                                                                          Beneficial Ownership
                                                                                         of Equity Securities(1)
                                                                                         -----------------------
                                                                               Year
                                                                             in Which
                                                                            Directorship   Common        % of
Name                        Age        Principal Occupation(3)                Assumed      Stock(2)      Class
----                        ---        -----------------------                -------      --------      -----


Claire C. Skinner            46        Chairman of the Board,                   2000          2,100        *
                                       President, Chief Executive
                                       Officer, and Director,
                                       Coachmen Industries, Inc.
                                       (recreational vehicle and
                                       modular home manufacturer)

                           NON-DIRECTOR EXECUTIVE OFFICERS

Richard Q. Stifel            59        Executive Vice President,                             87,935        *
                                       1st Source Bank

Allen R. Qualey              48        President and Chief Operating                         65,022        *
                                       Officer, Specialty Finance Group,
                                       1st Source Bank; prior thereto,
                                       Executive Vice President
                                       and Senior Vice President

Vincent A. Tamburo(4)        66        Senior Vice President,                                72,127        *
                                       General Counsel and Secretary,
                                       1st Source Corporation and
                                       1st Source Bank

Larry E. Lentych             54        Senior Vice President,                                58,738        *
                                       Treasurer and Chief Financial
                                       Officer, 1st Source Corporation
                                       and 1st Source Bank

All Directors and Executive Officers as a Group (15 persons)                              2,603,699       13.12%


* Represents holdings of less than 1%.

(1) Based on information furnished by the directors and executive officers as of February 17, 2001.

(2) The amounts shown include shares of Common Stock held directly or indirectly in the following amounts by the spouse and other family members of the immediate household of the following director, who disclaims beneficial ownership of such securities: Christopher J. Murphy III, 1,387,936 shares. Voting authority for 912,760 shares owned beneficially by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts.

(3) The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.

(4) Mr. Tamburo retired effective January 5, 2001.

Directors and officers of 1st Source and their associates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 2000; additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.
                                BOARD COMMITTEES

1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive, Audit, Human Resources and Executive Compensation Committee members are appointed annually after the Annual Meeting of Shareholders.

EXECUTIVE COMMITTEE -- Members of the Executive Committee were Christopher J. Murphy III, Chairman; Paul R. Bowles, Daniel B. Fitzpatrick, William P. Johnson, Rex Martin, Timothy K. Ozark, and Richard J. Pfeil. The committee held one meeting in 2000. The committee has the power to act for the Board of Directors between Board meetings subject to certain statutory limitations. The committee also carries out the functions of the Nominating Committee and will consider nominees for election to the Board of Directors recommended by Shareholders, if submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 20, 2002. Nominations should be addressed to the attention of the Chairman, Executive Committee, c/o 1st Source Corporation.

AUDIT COMMITTEE -- Members of the Audit Committee were Rex Martin, Chairman; Rev. E. William Beauchamp, Daniel B. Fitzpatrick, Lawrence E. Hiler, Dane A. Miller, Timothy K. Ozark and Claire C. Skinner, 1st Source Directors; Terry L. Gerber, David L. Lerman, and John T. Phair, 1st Source Bank Directors. The committee held four meetings in 2000. The function of the Audit Committee is to select the Company's outside independent accountants and to review the scope and results of the audits by the internal audit staff and the independent accountants. The committee also reviews the adequacy of the accounting and financial  controls  and  presents  the results to the Board of  Directors  with respect to accounting practices and internal procedures. It also makes recommendations for improvements in such procedures.

HUMAN RESOURCES COMMITTEE -- Members of the Human Resources Committee were Richard J. Pfeil, Chairman; Paul R. Bowles and William P. Johnson, 1st Source Directors; Marilou Eldred, Hollis E. Hughes, Jr., H. Thomas Jackson, Craig A. Kapson, Mark D. Schwabero, and Elmer H. Tepe, 1st Source Bank

Directors. The committee held three meetings in 2000. The purpose of the committee is to establish wage and benefit policies for 1st Source and its subsidiaries and to approve individual salary and benefit plans for the senior officers of 1st Source Bank.

EXECUTIVE COMPENSATION COMMITTEE -- Members of the Executive Compensation Committee were Timothy K. Ozark, Chairman; Paul R. Bowles, William P. Johnson, Rex Martin and Richard J. Pfeil. The committee held two meetings in 2000. The Executive Compensation Committee determines compensation for senior management personnel, reviews the Chief Executive Officer and manages the company's stock plans.

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' COMPENSATION -- The Board of Directors held seven meetings in 2000. Incumbent directors who attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served were Rev. E. William Beauchamp, William P. Johnson, and Claire C. Skinner. Directors receive fees in the amount of $7,000 per year, and $600 per board meeting and committee meeting attended. Committee chairpersons receive $700 per meeting. Total fees paid in 2000 were $165,300.


                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees 1st Source's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Board of Directors has adopted a Charter for the Audit Committee to set forth its authority and responsibilities. A copy of this Charter is included in this proxy statement as Exhibit A. All of the members of the Committee are independent as defined in the listing standards of the Nasdaq Stock Market.

The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee also considered with the auditors their judgments as to the quality, not just the acceptability, of 1st Source's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and 1st Source, including the matters in the written disclosures required by the Independence Standard Board, and considered the compatibility of nonaudit services provided by the independent auditors to 1st Source with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                              Rex Martin, Chairman
                           Rev. E. William Beauchamp
                             Daniel B. Fitzpatrick
                                Terry L. Gerber
                               Lawrence E. Hiler
                                David L. Lerman
                                 Dane A. Miller
                                Timothy K. Ozark
                                 John T. Phair
                               Claire C. Skinner



                       REMUNERATION OF EXECUTIVE OFFICERS

The following tables set forth all aggregate remuneration accrued by 1st Source and its subsidiaries for 2000 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.

                                                    SUMMARY COMPENSATION TABLE

                                                      Annual                                     Long-Term
                                                   Compensation                                 Compensation
                                                                                           Awards        Payouts
             (A)                    (B)         (C)           (D)            (E)            (F)            (G)           (H)
                                                                                         Securities
                                                                         Other Annual    Underlying        LTIP       All Other
Name and Principal Position(1)      Year       Salary       Bonus (2)    Compensation   Options (#Sh)   Payouts(2)  Compensation(3)
------------------------------      ----       ------       ---------    ------------   -------------   ----------  ---------------
Christopher J. Murphy III           2000      $518,269    $1,037,056       $23,923               -       $153,859     $112,786
Chairman, President & CEO,          1999       492,308     1,022,493        21,733               -        237,863      108,558
1st Source, and Chairman            1998       461,592       891,780        25,680         115,500        243,151      133,716
& CEO, 1st Source Bank

Wellington D. Jones III             2000       276,145        72,943        17,746               -         53,440       15,261
Executive Vice President            1999       259,553        45,357        16,179               -         81,234       14,544
1st Source, and President           1998       249,335        59,500        10,953          57,750         78,120       14,544
& COO, 1st Source Bank

Allen R. Qualey                     2000       194,769        55,428         4,416               -         42,578       15,261
President and COO,                  1999       180,538        50,209         3,346               -         47,607       14,544
Specialty Finance Group,            1998       173,077        46,350         2,809          57,750         41,787       14,544
1st Source Bank

Richard Q. Stifel                   2000       183,877        34,787         5,125               -         27,203       15,261
Executive Vice President            1999       174,035        23,404         4,515               -         45,336       14,544
1st Source Bank                     1998       169,610        24,875         4,246          34,650         47,549       14,544

Larry E. Lentych                    2000       147,058        31,894         2,159               -         21,610       15,134
Senior Vice President,              1999       139,510        21,115         1,746               -         31,561       14,279
Treasurer and CFO,                  1998       135,890        26,850         1,634          34,650         47,354       12,968
1st Source and 1st Source Bank

(1) Mr. Murphy, Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Lentych (the "Executives") signed Employment Agreements (the "Agreements") in April 1998. Mr. Murphy's Agreement provides for a $553,875 base salary with annual increases of not less than 5%, and cash bonus payments based on a formula computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. Under the other four Agreements, Mr. Jones, Mr. Qualey, Mr. Stifel and Mr. Lentych will receive base salaries of $250,000, $175,000, $165,000 and $135,000, respectively, with annual increases as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Long-Term Executive Award Program. The Agreements permit gross-up payments necessary to cover possible excise tax payments by the Executives and to reimburse the Executives for legal fees that might be expended in enforcing the Agreements' provisions or contesting tax issues relating to the Agreements' parachute provisions. Mr. Murphy's Agreement is a five-year agreement which is extended from year to year unless either party gives notice not to extend. The Agreements for Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr.
    Lentych expire on December 31 of the years 2003, 2003, 2001, and 2001, respectively. In each case their Agreement will be extended from year to year thereafter unless either party gives notice not to extend. If any of the Executives terminate employment because of any adverse change in their status, he will continue to receive his base salary for a period of twelve months after his termination. If any of the Executives terminate employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50%, or in the case of Mr. Murphy, 20% or more of the outstanding stock of 1st Source, the election of a majority of new directors in connection with a sale, merger, other business combination or contested Board of Directors election, or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he will receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code of 1986, as amended.) The Agreements also include restrictive covenants which provide, among other things, that the Executives not compete with 1st Source in bank or bank-related services within certain designated counties of Indiana or divulge confidential information or trade secrets for a twenty-four month period after termination of employment. In the event of disability, the Executives will receive their base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source. Additionally, 1st Source has entered into a split-dollar life insurance agreement with Mr. Murphy which insures the lives of Mr. Murphy and his wife for $10.2 million.

(2) 1st Source has an Executive Incentive Plan (the "Plan") and a Performance Compensation Plan which are administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and are subject to forfeiture over a period of five (5) years. The Plan shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time. During February 2001, February 1996, and March 1991, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 2001 Award was granted for the attainment of the company's long-term goals for 2000, which were set in 1995. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. The 1991 Award was granted for the attainment of the Company's long-term return on assets goal for 1990, set in 1986. Each Award was split between cash and 1st Source Common Stock valued at the market price at the time of the award.

Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment by 1st Source.

The bonus amounts represent the annual cash awards under the Plan, the 1998 Performance Compensation Plan and other cash bonuses. Vested stock under the Plan, the Awards and the Restricted Plan are included in the LTIP Payouts column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

Unvested stock holdings under the Plan, the Awards and the Restricted Plan as of December 31, 2000, are as follows:


                            Book Value    Market Value    Calculated
Name                          Shares         Shares          Value
----                        ----------    ------------    ----------
Christopher J. Murphy III     31,953        18,197         $770,490
Wellington D. Jones III       12,377         6,423          287,032
Allen R. Qualey               10,825         5,348          246,120
Richard Q. Stifel              5,878         2,847          132,604
Larry E. Lentych               5,360         2,287          115,277


(3) Mr. Murphy's amount in the "All Other Compensation" column includes $97,525, $94,014, and $119,172 for 2000, 1999, and 1998, respectively, for the current value on an actuarial basis of his split-dollar life insurance agreement. All other amounts reported in the "All Other Compensation" column represent 1st Source contributions to defined contribution retirement plans.


             EXECUTIVE INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                      Number of            Performance          Number of            Performance
                                      Book Value          Period Until         Market Value          Period Until
Name                                   Shares(1)            Payout(2)            Shares(1)            Payout(3)
----                                  ----------          ------------         ------------          ------------
Christopher J. Murphy III               7,507                5 years              13,820               10 years
Wellington D. Jones III                 2,996                5 years               5,236               10 years
Allen R. Qualey                         2,053                5 years               4,482               10 years
Richard Q. Stifel                       1,367                5 years               2,051               10 years
Larry E. Lentych                        1,280                5 years               1,833               10 years

(1) Mr. Murphy will receive his vested awards in cash.

(2) Vesting of awards is tied to 1st Source achieving targeted annual increases in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

(3) Vesting of awards is tied to 1st Source being profitable on an annual basis as determined by the Committee. Ten percent (10%) of the award vests each year based on attaining the performance. The first 10% was vested at the time of the award.


                             PENSION PLAN BENEFITS

Annual pension  benefits  payable to executive  officers after their  retirement under  annuity  contracts  received  from  the  terminated  Pension  Plan are as follows:
                                           Annual Pension
      Name                                   Benefits
      ----                                --------------
      Christopher J. Murphy III              $17,078
      Wellington D. Jones III                  6,694
      Richard Q. Stifel                        3,879
      Larry E. Lentych                         4,827


                    EXECUTIVE COMPENSATION COMMITTEE REPORT

1st Source  officers are reviewed  annually by their immediate  supervisor.  The
review  includes  assessment  of  management   performance  and  achievement  of
individual, group, and company goals.

The performance review is a normal part of 1st Source's Salary Administration Program. All positions are rated and placed in a salary range. Annually, with our approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on their review and their respective position (lower, middle or upper third) in their respective salary range.

The categories of performance under the Company's review program are:

        - Substantially and consistently exceeds job requirements
        - Often exceeds job requirements
        - Meets and sometimes exceeds job requirements
        - Meets some job requirements, improvement is required
        - Does not meet minimal job requirements

Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid in effect for the year and the annual budget.

All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In his case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as annually approved by our full Board. In January 2001, we reviewed Mr. Murphy's salary. We reviewed his performance against the Company's 2000 Plan and his progress toward achieving the Company's long-term plan. The Company had again generally met its quantitative and qualitative objectives in 2000. We determined that Mr. Murphy's performance "often exceeds job requirements," and he was therefore eligible to receive up to a 6% base salary increase. Mr. Murphy's minimum annual increase is governed by his employment contract, described elsewhere in this proxy statement. We determined it to be in the best interest of the Company to increase Mr. Murphy's salary to $553,875 effective March 2001, up from the previous amount of $525,000 approved by us in January 2000.

Bonuses under 1st Source's Executive Incentive Plan are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set at the beginning of the year. In Mr. Murphy's case, the base bonus calculation is 25% of his salary. For each 1% that the company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%.

Once the base bonus is calculated, an officer can receive 100% to 300% of the amount depending on their individual performance. As with all Executive
Incentive Plan participants, the reviewer assesses performance relative to an agreed upon set of objectives. In Mr. Murphy's case, these are the annual business objectives and the Company's long-term goals as approved by the Board and the performance of the senior officers reporting directly to Mr. Murphy. In 2000, the Company generally approached or achieved its annual financial goals and generally met its qualitative objectives. Accordingly, Mr. Murphy was awarded a bonus of $205,978 for 2000's performance.

Under the Company's Executive Incentive Plan, 50% of the Executive Incentive Plan bonus will be paid in cash in March 2001 to Mr. Murphy. The other 50% is subject to forfeiture over the next five (5) years. The forfeiture lapses ratably for each year Mr. Murphy remains with the Company and for each year or period of years the Company grows its net income by a targeted minimum per year. During this period, the "at risk" portion of the bonus is delineated in book value stock but is paid in cash to Mr. Murphy as the forfeiture lapses.

In addition, bonuses under 1st Source's special long-term incentive award program were determined following the end of 2000 for the current five-year period. The bonus is calculated based on a pre-determined mathematical formula which compares Company performance relative to the 2000 long-term goals set in 1995 adjusted for the officer's "partnership level" and for the individual's performance over the five-year period. The Company approached or achieved its long-term profitability growth and credit quality goals and generally met its qualitative goals. Accordingly, based on this application of the mathematical formula to the Company's performance in 2000, Mr. Murphy was awarded a bonus of $336,264 for 1996 to 2000 performance.

Under the Company's Long-Term Incentive Plan, 25% of this bonus will be paid in cash in March 2001 to Mr. Murphy. The other 75% will be subject to forfeiture over the next ten (10) years. During this period, the "at risk" portion of the bonus is delineated in market value stock but is paid in cash to Mr. Murphy as the forfeiture lapses.

In addition, the Executive Compensation Committee awarded Mr. Murphy a cash bonus of $850,000 under the 1998 Performance Compensation Plan approved by the shareholders and based on goals established by us at the beginning of 2000. This bonus was awarded in recognition of 1st Source's achievement of those goals.


                        EXECUTIVE COMPENSATION COMMITTEE

                           Timothy K. Ozark, Chairman
                                 Paul R. Bowles
                               William P. Johnson
                                   Rex Martin
                                Richard J. Pfeil


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Expect for Philip J. Faccenda, who retired in April 2000, the persons named above were the only persons who served on the Executive Compensation Committee of the Board of Directors during the last fiscal year.


                       OPTION GRANTS IN LAST FISCAL YEAR

There have been no option grants to executive officers in the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 2000 OPTION VALUES

          (a)                     (b)             (c)                     (d)                                 (e)
                                                                       Number of                     Value of Unexercised
                                                                 Securities Underlying                   In-the-Money
                                                                 Unexercised Options at                   Options at
                                                                   December 31, 2000                   December 31, 2000
                             Shares Acquired     Value
Name                           on Exercise      Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
----                         ---------------    --------      -----------     -------------     -----------     -------------
Christopher J. Murphy III             -           $     -       392,419          11,244          $2,883,383         $58,314

Wellington D. Jones III               -                 -        69,787           4,352              62,426          22,570

Allen R. Qualey                   2,100            22,416       101,351           8,258             289,238          22,218

Richard Q. Stifel                     -                 -        62,256           3,113             199,453          16,145

Larry E. Lentych                  2,369            19,957        59,481           2,287             189,971          11,861

                       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG 1ST SOURCE, NASDAQ MARKET INDEX AND PEER GROUP INDEX**

                                           [GRAPH}

                 31-Dec-95   31-Dec-96   31-Dec-97   31-Dec-98   31-Dec-99   31-Dec-00
                 ---------   ---------   ---------   ---------   ---------   ---------
1st Source          100         111         183         214         178         138
NASDAQ Index        100         124         152         214         378         238
Peer Group          100         134         229         259         224         268


* Assumes $100 invested on December 31, 1995, in 1st Source Corporation common stock, NASDAQ market index, and peer group index.

** The peer group is a market-capitalization-weighted stock index of banking companies in Indiana, Illinois, Michigan, Ohio, and Wisconsin.

NOTE:  Total return assumes reinvestment of dividends.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year.

           PROPOSAL NUMBER 2: APPROVAL OF THE 2001 STOCK OPTION PLAN

The 1st Source Corporation 1992 Stock Option Plan (the "1992 Plan"), which was approved by the shareholders of 1st Source at the 1992 Annual Meeting of Shareholders, provides for the issuance of incentive stock options and nonstatutory stock options to key officers of 1st Source and its subsidiaries. It is the judgment of the Board of Directors that the stock option grants made under the 1992 Plan have been effective and useful in attracting, retaining, and motivating key officers.

To date over 50% of option shares granted under the 1992 Plan have been incentive stock options. However, no grants of incentive stock options may be made under the 1992 Plan after March 4, 2002. The Board believes that it is important for 1st Source to have the capability of offering incentive stock options without interruption. The Board also wants to improve its stock option choices by allowing the use of a reload feature in future grants. Therefore, on February 14, 2001 the Board approved a proposal to adopt the 2001 Stock Option Plan (the "2001 Plan"), subject to shareholder approval. The 2001 Plan allows
1st Source to have the capability of offering incentive stock options until February 14, 2011 and includes a reload feature, as described further below.

As of February 17, 2001 (the record date for the Annual Meeting) a total of 1,089,307 shares of common stock were available for future stock option grants under the 1992 Plan. The 2001 Plan provides for the granting of options for an aggregate of 2,000,000 shares of common stock. The Board's intent is to terminate the 1992 Plan (except for outstanding options) after the 2001 Plan is approved by the shareholders and the shares to be issued thereunder have been registered with the Securities and Exchange Commission.

A summary of the key features of the 2001 Plan appears below. The summary is qualified by and made subject to the specific provisions of the 2001 Plan, the full text of which is set out in Exhibit B.

                                 ADMINISTRATION

The 2001 Plan is to be administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to interpret the 2001 Plan; determine the terms and conditions of each option including any restrictions to be imposed upon transfer of shares purchased pursuant to the options; establish and amend the rules for its administration; determine which key employees will be granted options; determine the number of shares and type of options to be granted to each eligible employee; and prescribe the form of all stock option agreements.

                                  ELIGIBILITY

The Committee may select to participate in the 2001 Plan any key employee of 1st Source and its subsidiaries who, in the Committee's judgment, is responsible for the management, growth and protection of the business of 1st Source and its subsidiaries.

                                TYPES OF AWARDS

To provide a flexible and competitive program, the 2001 Plan permits awards of incentive or nonstatutory options. The total number of shares that may be granted under the Plan to any employee during any calendar year shall not exceed 150,000 shares, as adjusted. The aggregate fair market value of incentive stock options becoming exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000. With limited exceptions for nonstatutory options, the awards are not transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

                             RESERVATION OF SHARES

The 2001 Plan provides for the granting of options for an aggregate of 2,000,000 shares of common stock. Authorized but unissued shares and treasury shares may be made available for issuance under the 2001 Plan. In the event of changes affecting 1st Source's common stock such as the payment of a stock dividend, the declaration of a stock split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which 1st Source is the surviving company, the Committee shall make adjustments to awards and shares under the 2001 Plan.

                                TERMS OF OPTIONS

OPTION PRICE -- The purchase price of shares subject to any option must be at least 100% of the fair market value of the shares on the date of grant. Fair market value is defined in the 2001 Plan as the closing price of 1st Source's common stock, as reported by the Nasdaq Stock Market, on the day on which the value is to be determined or, if that day is not a trading day, then on the last preceding trading day. The exercise price of any incentive stock option granted to a person owning more than 10% of the outstanding common stock of 1st Source may not be less than 110% of such fair market value. Upon exercise, the option price is to be paid in full in cash or by check, or by surrender of a number of shares of common stock having a fair market value equal to the option price, or a combination of both.

EXERCISE OF OPTIONS -- The maximum term of any stock option is 10 years from the date the option is granted. A grant of an incentive stock option to a person owning more than 10% of the outstanding common stock of 1st Source may not be exercisable after the expiration of five years from the date of grant. No incentive stock option may be granted after February 14, 2011. In the event of a dissolution or liquidation of 1st Source or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which 1st Source is not the surviving corporation or, if so provided by the Committee with respect to a particular option in the event of a Change of Control, all options previously granted and still outstanding, regardless of their terms, will become exercisable.

If the employment of an optionee terminates due to his/her retirement, death or disability, all of the optionee's outstanding options must be exercised within twelve months or the stated period of the option, whichever is shorter.
Notwithstanding the foregoing, if the optionee of an incentive stock option retires, his/her outstanding incentive stock options must be exercised within three months or within the stated period of the option, whichever is shorter. If an optionee's employment terminates for any reason other than retirement, death or disability, all of the optionee's outstanding options, unless otherwise provided in an employment agreement, shall become null and void.

RELOAD OPTIONS -- The Committee may at its discretion provide in an award agreement for the automatic grant of a new option to any optionee who delivers 1st Source shares as full or partial payment of the exercise price of the original option. Any new option granted in such a case shall:

    (i) Be for the same number of shares as the optionee delivered in exercising the original option;

   (ii) Have an exercise price of 100% of the fair market value of the shares on the date of exercise of the original option (the grant date for the new option); and

  (iii) Have a term equal to the remaining term of the original option.

                                   AMENDMENT

The Board of Directors may amend, alter, suspend or discontinue the 2001 Plan. However, no amendment, alteration, suspension or discontinuance of the 2001 Plan may; (i) impair the rights of any optionee under any option without the optionee's consent or (ii) increase the total number of shares reserved, change the employees eligible to receive options, change the shares for which options may be granted, change the exercise price or change the maximum term of the options without the approval of the shareholders, except for certain automatic adjustments.

                        FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS -- The grantee of an incentive stock option will not be deemed to receive any taxable income upon the grant or exercise of an option, and any gain realized upon the disposition of shares acquired pursuant to an option will be treated as capital gain. However, in order for such capital gain treatment to be applicable, the shares acquired upon exercise of the option ordinarily must not be disposed of within two years after the date of grant or within one year of the date of exercise, and the option must be exercised prior to or within a specified period after a grantee's termination of employment. No gain or loss will be recognized by 1st Source either upon the grant or upon the exercise of a qualifying incentive stock option. The difference between the option exercise price and the fair market value of the shares on the option exercise date of an incentive stock option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If shares acquired pursuant to an incentive stock option are disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such shares on the option exercise date over the option price will be treated as ordinary income to the grantee in the year in which such disposition occurs and 1st Source will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the shares on the option exercise date will be treated as capital gain or loss.

NONSTATUTORY STOCK OPTIONS -- The grantee of a nonstatutory stock option will not be deemed to receive any taxable income upon the grant of the option. When a nonstatutory stock option is exercised, the excess of the fair market value of the shares on the exercise date over the exercise price will be ordinary income to the grantee and an allowable income tax deduction to 1st Source.

The full text of the 2001 Plan is attached as Exhibit B.

THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2001 STOCK OPTION PLAN.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of 1st Source are audited annually by independent accountants. For the year ended December 31, 2000 the audit was performed by Ernst & Young LLP. Fees for the last annual audit were $142,000 and all other fees were $131,800, including audit related services of $111,500 and nonaudit services of $20,300. Audit related services generally include fees for pension and statutory audits, accounting consultations, and SEC registration statements. Representatives of the firm of Ernst & Young LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. Ernst & Young LLP will continue as 1st Source's independent accountants for the year ending December 31, 2001, as recommended by the Audit Committee and approved by the Board of Directors.

1st Source notified its former accountant, PricewaterhouseCoopers LLP ("PwC") on April 18, 2000 that it would be conducting a request for proposals for a possible change in independent accountants. 1st Source invited PwC to submit a proposal. On May 26, 2000, PwC informed 1st Source that it would not be submitting a proposal in response to 1st Source's request and, therefore, it declined to stand for re-election as 1st Source's independent accountants.

PwC's report on the financial statements of 1st Source for either of the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

There was a disagreement with PwC concerning income recognition on securitized loans in accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The disagreement was resolved to PwC's satisfaction in mid-February, 2000 after 1st Source changed its method of estimating the timing of cash flows and certain assumptions relating to the securitized loans as well as 1st Source's retained interests in such loans. These changes in the estimates used resulted in a difference in the timing of revenue recognition, but had no effect on total cash flows to be derived from the securitized transactions. Such changes resulted in 1st Source filing an amended Form 10-K for 1998, including a revised auditor's report referring to the revisions, and related amended forms 10-Q for the affected periods. The changes increased net earnings for 1998 from $31,020,000 to $31,457,000 (a change of 1.4%) with no change in total earnings for 1999. Management reported regularly to the Audit Committee regarding these matters prior to reaching resolution of the disagreement with PwC. The Audit Committee also discussed the matter directly with PwC on April 18, 2000. 1st Source has authorized PwC to respond fully to inquiries of its successor auditor concerning these matters.

On June 14, 2000 the Audit Committee of 1st Source's Board of Directors engaged the firm of Ernst & Young LLP as independent accountants for fiscal year 2000. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors of 1st Source.

                         PROPOSALS OF SECURITY HOLDERS

Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 6, 2001.

                             ADDITIONAL INFORMATION

As to the proposals presented for approval, a plurality of the shares voted is required for approval.

COPIES OF 1ST SOURCE'S MOST RECENT FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

A copy of 1st Source's Annual Report is furnished herewith to Shareholders for the calendar year ended December 31, 2000, containing financial statements for such year. The financial statements and the Report of Independent Accountants are incorporated by reference in this Proxy Statement.

By Order of the Board of Directors,
Larry E. Lentych
Assistant Secretary

South Bend, Indiana
March 7, 2001

                                   EXHIBIT A
                   1ST SOURCE CORPORATION BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER


The Audit Committee has at least three members and is comprised solely of independent directors.

The Audit Committee assists the Board of Directors to provide oversight to 1st Source in assuring that the Company carries out its responsibility to customers, shareholders, the investment community, regulators and to the communities the Company and its subsidiaries serve. The particular focus of the Committee is to oversee the quality and integrity of the Company's corporate accounting, reporting and financial practices. In carrying out its responsibility, the Audit Committee maintains free and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

I.  GENERAL RESPONSIBILITY FOR INVESTIGATIONS & OBTAINING ADVICE.

The Audit Committee has authority to require investigations and to obtain advice respecting the Company's financial matters and the Committee's exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the foregoing, the Committee has authority to direct management, including the Company's internal legal counsel, the independent auditors and the director of internal audit to investigate any financial matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Company's external general counsel, to obtain advice respecting the exercise of the Committee's authority and to direct such external counsel to investigate such legal issues relating to financial matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and where appropriate, privileged, written or oral communications from any of such advisors.

II. RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITOR.

    1. The Audit Committee shall review and recommend to the Board the appointment of the independent auditor to audit the books of the Company and its subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board.

    2. The Audit Committee shall receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

    3. The Audit Committee shall evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

III. RESPONSIBILITIES WITH RESPECT TO INDEPENDENT AUDITOR, EXTERNAL AUDIT, AND FINANCIAL STATEMENTS.

The Audit Committee has the authority of the Board of Directors to carry out, or cause the Company or its management to carry out, the following activities as the Committee deems necessary or appropriate from time to time:

    1. Meet with the independent auditor and financial management of the Company, together or separately, to review the scope of the audit, the procedures to be utilized, and review their comments or recommendations.

    2. Review with the independent auditor and with the Company's financial and accounting personnel, together or separately, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and any recommendations for the improvement thereof.

    3. Direct management or the independent auditor to prepare an analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and to review such analysis with management and the independent auditor, together or separately.

    4.  Periodically review summaries of findings from completed internal audits
        and  progress   reports  on  the  proposed   internal  audit  plan  with
        explanations for major deviations from the original plan.

    5. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

    6. Meet periodically with the independent auditor without members of management present to allow for a free exchange of information regarding evaluation of the Company's financial, accounting and auditing personnel, and the cooperation which the independent auditors received during the course of their audit.

    7. Require the independent auditor to review the Company's quarterly reports containing financial information prior to their filing with the SEC.

    8. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

IV. PERIODIC & PROCEDURAL MATTERS.

    1. The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The Provisions of the Code of By-Laws of the Company respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.

    2. The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.

    3. The Audit Committee shall, as needed, review with the Company's General Counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

    4. The Audit Committee shall review and reassess the adequacy of this Charter periodically and to recommend modifications to this Charter to the Board of Directors.

V.  LIMITATION.

Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Company under the Indiana Business Corporation Law ("IBCL"), as amended, and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the IBCL.

    Adopted by the Board of Directors, this 18th day of April, 2000.

                                   EXHIBIT B
                             1ST SOURCE CORPORATION
                             2001 STOCK OPTION PLAN

1.  PURPOSE AND SCOPE OF PLAN.

The purpose of the Plan is to aid 1st Source Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Company expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock. The options which may be granted under the Plan are incentive stock options and nonstatutory stock options. For purposes of the Plan, an "incentive stock option" is an option which meets the requirements of Section 422 of the Internal Revenue Code, and a "nonstatutory stock option" is an option which is not an "incentive stock option."

2.  STOCK SUBJECT TO THE PLAN.

The total number of shares of Common Stock of the Company that may be optioned under the Plan is 2,000,000, as adjusted after the effective date pursuant to
Section 6. The total number of shares that may be granted under the Plan to any employee during any calendar year shall not exceed 150,000 shares, as adjusted. Shares may consist, in whole or in part, of unissued shares or treasury shares. If any shares that have been optioned cease to be subject to option, they may again be optioned under the Plan. During the period that any options granted under the Plan are outstanding, the Company shall reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy all outstanding unexercised options.

3.  ADMINISTRATION.

The Plan shall be administered by the Executive Compensation Committee of the Board of Directors, herein called the "Committee," each member of which shall be a "non-employee director" as provided under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an "outside director" as provided under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have the authority, consistent with the Plan:

    (i) To select the eligible employees to whom options shall be granted under the Plan;

   (ii) To determine the terms and conditions of each option including but not limited to the date of grant, the date(s) of exercise, the number of shares of Common Stock subject to the option, the exercise price, and the restrictions, if any, to be imposed upon the transfer of shares purchased pursuant to the option;

  (iii) To prescribe the form of all stock option agreements and any other agreement or document which the Committee determines is appropriate in connection with the Plan;

   (iv) To prescribe rules and regulations for the administration of the Plan;

    (v) To construe and interpret any provision of the Plan and any option agreement or other agreement executed in connection with the Plan; and

   (vi) To determine whether the option is an incentive stock option or a nonstatutory stock option.

4.  ELIGIBILITY.

Key employees, including officers or directors of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted options under the Plan. The optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine in its sole discretion, the number of shares to be covered by the option or options granted to each optionee.

5.  TERMS AND CONDITIONS OF OPTIONS.

All options granted under this Plan shall be subject to the foregoing, and to the following terms and conditions and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

    5.1-The price to be paid for shares of Common Stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in no event shall be less than the fair market value of the Common Stock on the date on which such option is granted. For purposes of the Plan, "fair market value" shall mean the closing price of a share of Common Stock, as reported by the Nasdaq Stock Market, or by any other exchange upon which the shares may be traded, on the day on which the value is to be determined or if that day is not a stock trading day, then on the last preceding stock trading day. Notwithstanding the foregoing, in the case of an incentive stock option granted to any person who, at the time of grant of such option, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must be at least 110% of the fair market value of the stock subject to the option and such option by its terms must not be exercisable after the expiration of five years from the date such option is granted.

    5.2-Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option, except as otherwise required in Paragraph 5.1 above. No incentive stock option shall be granted after February 14, 2011.

    5.3-In the case of incentive stock options,  the aggregate fair market value
        (determined as of the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as nonstatutory stock options.

    5.4-Payment for shares purchased pursuant to exercise of an option shall be made either in cash or by check, or by delivery in exchange for such option shares Company shares with a fair market value on the date of exercise equal to the option price, or a combination of both. If Company shares are used, an optionee may tender only shares without legend that such optionee has owned for six months or longer prior to the exercise date of the option. Fair market value for the purpose of this Paragraph
        5.4 shall have the same meaning as provided in Paragraph 5.1.

        No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option, until such optionee has given written notice of exercise of such option and paid in full for such shares. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee or his or her legal representative to remit to the Company an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If required by the Committee, or, pursuant to procedures established by the Committee, an optionee so elects, shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg. ss. 20.2031-2 sufficient to satisfy the applicable withholding taxes, shall be withheld from the shares otherwise to be received upon the exercise of a nonqualified option. The maximum number of shares that may be withheld by the Company from option shares at the time of an option exercise shall not exceed the number of shares necessary to meet the optionee's required tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the optionee's supplemental taxable income generated by the exercise.

    5.5-The Committee shall, in its sole discretion, provide in an award agreement for the automatic grant of a new option to any optionee who delivers Company shares as full or partial payment of the exercise price of the original option. Any new option granted in such a case shall:

          (i) Be for the same number of shares as the optionee delivered in exercising the original option;

         (ii) Have an exercise price of 100% of the fair market value of the shares on the date of exercise of the original option (the grant date for the new option); and

        (iii) Have a term equal to the remaining term of the original option.

        Without limiting the foregoing, the Committee may provide that the new option otherwise issuable pursuant to this provision shall not be issued if certain conditions to be satisfied at the time of exercise of the initial option are not satisfied. Such conditions may include a requirement that the fair market value of the Common Stock at the time of exercise must exceed the exercise price of the original option by a prescribed amount or percentage.

    5.6-If an optionee's employment by the Company or a subsidiary terminates by reason of the optionee's retirement, death or permanent and total disability, all of the optionee's outstanding options must thereafter be exercised during the period of twelve months after the date of the optionee's retirement, death or disability, or the stated period of the option, whichever period is shorter. Notwithstanding the foregoing, in the case of an incentive stock option, if an optionee's employment by the Company or a subsidiary terminates solely by reason of the optionee's retirement, all such outstanding options must thereafter be exercised during the period of three months after the date of the optionee's retirement, or during the stated period of the option, whichever period is shorter.

    5.7-If an optionee's employment by the Company or a subsidiary is terminated
        by  reason  other  than   retirement,   death  or  permanent  and  total
        disability, all of the optionee's unexercised outstanding options, unless otherwise provided in an employment agreement, shall become null and void.

    5.8-The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he/she is acquiring the shares without a view to distribution thereof. The certificates for such may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

    5.9-Except as provided in Paragraph 5.10, no option granted pursuant to this Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Company shall not be liable to any person for honoring the exercise of the option of a deceased optionee by the person or persons it shall have determined in good faith to have acquired the option. During the lifetime of an optionee, the option shall be exercisable only by the optionee.

   5.10-Subject to such rules as the Committee may adopt to preserve the purposes of the Plan, an optionee may transfer a nonstatutory stock option without consideration to the following ("Permitted Transferees"):

          (i) a member of the optionee's immediate family, including only his or her spouse, lineal descendants, and adopted children, the spouse's lineal descendants and adopted children, and the legal representatives of any of those persons who are minors;

         (ii) an irrevocable trust solely for the benefit of the optionee and his or her immediate family;

        (iii) a partnership, limited liability company, or corporate entity whose sole owners of its capital interests are the optionee and his or her immediate family; or

         (iv) a revocable trust with respect to which the optionee, as settlor of the trust, retains the right of revocation or amendment until his or her death.

Such a transfer shall be effective only if the optionee notifies the Committee in advance and in writing of the terms of the transfer and if the Committee determines that the transfer complies with the Plan and any applicable option agreement. Upon transfer, the option shall remain subject to the terms of the Plan and any applicable option agreement, except the Permitted Transferee may not transfer the option otherwise than by will or by the laws of descent and distribution.

6.  CHANGES IN CAPITAL.

If the outstanding Common Stock of the Company, shares of which are eligible for the granting of options hereunder or subject to options theretofore granted, shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares subject to the Plan, and the Committee shall determine what changes, if any, are appropriate in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. The Committee's determination shall be binding on all then existing and future optionees. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporation reorganization in which the Company is not the surviving corporation (other than a mere redomestication or similar transaction in which the operations and control are not materially affected), notwithstanding the terms and conditions otherwise set forth in the Plan, all options previously granted and still outstanding shall become exercisable. The Committee may provide in any option agreement that the option covered thereby shall become immediately exercisable in the event of a Change of Control. A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors February 14, 2001 or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (iii) any event which Company's Board of Directors determines should constitute a Change of Control.

7.  USE OF PROCEEDS.

Proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

8.  AMENDMENTS.

The Board of Directors may amend, alter, suspend or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or which, without the approval of the shareholders, would except as is provided in Paragraph 6 of the Plan:

    (i) Increase the total number of shares reserved for the purposes of the Plan.

   (ii) Change the employees (or class of employees) eligible to receive options under the Plan.

   iii) Change the class of shares for which options may be granted.

   (iv) Change the provisions of Paragraph 5.1 concerning the exercise price.

    (v) Change the provisions of Paragraph 5.2 concerning the maximum term of the options.

9.  EFFECTIVE DATE OF THE PLAN.

The effective date of the Plan shall be the date that the Plan is approved by a majority vote of the holders of the total outstanding Common Stock of the Company.

10.  MISCELLANEOUS.

The term "Board of Directors" as used herein shall mean the Board of Directors of the Company and not a committee thereof.

                          [1st Source Corporation Logo]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher J. Murphy III, Wellington D. Jones III, and Larry E. Lentych and each of them Proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held on April 24, 2001 and at any and all adjournments thereof.

1.  ELECTION OF DIRECTORS.

[ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY to vote
    (except as marked to the contrary)           for all nominees listed below.

INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list below.

TERM EXPIRES APRIL, 2004:   Daniel B. Fitzpatrick
                            Wellington D. Jones III
                            Dane A. Miller, Ph.D.


2.  APPROVAL OF 2001 STOCK OPTION PLAN.

[ ] FOR     [ ] AGAINST     [ ] ABSTAIN


3.  SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                 [1st Source Corporation Logo]
                                                     Post Office Box 1602
                                                   South Bend, Indiana 46634


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                           ------------------------------------------------
                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                PROMPTLY USING THE ENCLOSED ENVELOPE.
                           ------------------------------------------------


                           --------------------------------------------------
                           Signature


                           --------------------------------------------------
                           Signature if held jointly


                           Dated: ----------------------------------, 2001